UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

Casa Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38324	75-3108867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 688-6706

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Edward Durkin as Chief Financial Officer

On March 24, 2022, Casa Systems, Inc. (the “Company”) announced the appointment of Edward (“Ed”) Durkin to the position of Chief Financial Officer and Principal Financial Officer of the Company, effective on April 4, 2022.

Mr. Durkin, age 61, joins the Company from Fuze, Inc., a global, enterprise-focused provider of unified cloud-based communications software, that was recently acquired by 8x8, Inc., where he served as Chief Financial Officer from December 2020 until March 2022. Prior to Fuze, Mr. Durkin served as Chief Financial Officer at Actifio Inc., Inc., a multi-cloud copy data management software company serving enterprise and global service provider customers, from January 2018 to December 2020. Prior to Actifio, Mr. Durkin served as Chief Financial Officer at Digital Guardian, Inc., a data loss prevention software provider, from June 2015 to January 2018. Mr. Durkin received a B.S. in Accounting from the University of Massachusetts Dartmouth.

In connection with Mr. Durkin’s appointment as Chief Financial Officer, the Company entered into an offer letter (the “Durkin Agreement”) which provides for a starting annual base salary of $450,000.20, a yearly discretionary performance bonus with the target amount being 100% of Mr. Durkin’s base salary and a one-time sign-on equity award consisting of an option to purchase an aggregate of 100,000 shares of common stock of the Company. Mr. Durkin will also be eligible to participate in the Company’s sponsored benefits provided to other Company employees of similar rank and tenure, subject to the terms of and conditions of such policies and programs.

The foregoing summary of the Durkin Agreement is qualified in its entirety by reference to the full Durkin Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

The Company entered into an indemnification agreement with Mr. Durkin in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders, which form was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 17, 2017.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Durkin had or will have a direct or indirect material interest.

Item 7.01. Regulation FD

On March 24, 2022, the Company issued a press release announcing the appointment of Mr. Durkin. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated March 2, 2022, by and between the Registrant and Ed Durkin.

99.1	Press release of Casa Systems, Inc. dated March 24, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2022	Casa Systems, Inc.

	By:	/s/ Jerry Guo
Jerry Guo
Chief Executive Officer